                                                                      Exhibit 21

              SUBSIDIARIES OF O'SULLIVAN INDUSTRIES HOLDINGS, INC.

               Name                                Jurisdiction of Incorporation
               ----                                -----------------------------
O'Sullivan Industries, Inc.                                  Delaware
O'Sullivan Industries - Virginia, Inc.                       Virginia
O'Sullivan Furniture Factory Outlet, Inc.                    Missouri
O'Sullivan Industries International, Limited                 Barbados